UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2004

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2004, Magellan Midstream Partners, L.P. (the “Partnership”) entered into a Credit Agreement among the Partnership, as Borrower, the several Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and Administrative Agent (the “Short-Term Loan Facility”), for the purpose of funding a portion of the purchase price of the refined petroleum products pipeline systems the Partnership expects to purchase pursuant to the Purchase and Sale Agreement dated June 23, 2004 by and between the Partnership and Shell Pipeline Company LP and Equilon Enterprises LLC, whose operations are conducted under the name Shell Oil Products US (the “Acquisition”). The Partnership expects to borrow up to $300 million under the Short-Term Loan Facility when the Acquisition closes, which is currently expected to be in October 2004.

The Short-Term Loan Facility is a 364-day, $300 million unsecured facility with a syndicate of banks. Borrowings under the Short-Term Loan Facility must be repaid on or before the termination date and will bear interest, at the Partnership’s election, at an annual rate equal to:

•	the greater of (1) the prime rate and (2) the federal funds effective rate plus 0.5%, plus a spread ranging from 0.625% to 1.500%, based upon the Partnership’s credit rating; or

•	LIBOR, as adjusted for statutory reserve requirements for eurocurrency liabilities, plus a spread ranging from 0.625% to 1.500%, based upon the Partnership’s credit rating.

The Short-Term Loan Facility requires that the Partnership maintain specified ratios of:

•	consolidated debt to EBITDA of no greater than 4.50 to 1.00; and

•	consolidated EBITDA to interest expense of at least 2.50 to 1.00.

In addition, the Short-Term Loan Facility contains covenants that limit the Partnership’s ability to, among other things:

•	incur additional indebtedness or modify the Partnership’s other debt instruments;

•	encumber the Partnership’s assets;

•	make debt or equity investments;

•	make loans or advances;

•	engage in certain transactions with affiliates;

•	engage in sale and leaseback transactions;

•	merge, consolidate, liquidate or dissolve;

•	sell or lease all or substantially all of the Partnership’s assets; and

•	change the nature of the Partnership’s business.

The Short-Term Loan Facility allows the lenders to terminate the Short-Term Loan Facility and declare the loans then outstanding, including interest, to be immediately due and payable in the event of default by the Partnership.

Some of the lenders and their affiliates have performed investment banking, financial advisory and other commercial services for us and our affiliates and Magellan Midstream Holdings, L.P. (“Magellan Holdings”), the owner of our general partner, and its affiliates in the ordinary course of business from time to time for which they have received customary fees and expenses. The lenders and their affiliates may, from time to time in the future, engage in transactions with and perform such services for us and our affiliates and Magellan Holdings and its affiliates in the ordinary course of business. The lenders under the Short-Term Loan Facility are lenders under the Partnership’s credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC, its General Partner

Date: September 16, 2004	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary